Exhibit 99.1
PINNACLE ENTERTAINMENT NAMES CARLOS RUISANCHEZ
CHIEF FINANCIAL OFFICER
LAS VEGAS, March 28, 2011 — Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that Carlos Ruisanchez, 40, currently the Company’s Executive Vice President of Strategic Planning and Development, has been named to the additional role of Chief Financial Officer. The appointment is effective April 1, 2011, subject to the satisfaction of regulatory approvals, and follows the previously announced March 31, 2011 departure of current Pinnacle Chief Financial Officer, Stephen H. Capp. Mr. Ruisanchez reports to Pinnacle Entertainment’s President and Chief Executive Officer, Anthony Sanfilippo.
In his expanded role, Mr. Ruisanchez will be responsible for managing the financial and administrative functions of the finance department including management of the capital structure, strategic financial planning, accounting, strategic sourcing, bank and financial community relationships, internal and SEC reporting, and internal and industry analysis to support the Company’s goals for growth and profitability. He will also continue to oversee the Company’s overall strategy and development activities, as well as its business and gaming analytics efforts.
Prior to joining Pinnacle in 2008, Mr. Ruisanchez was Senior Managing Director at Bear, Stearns & Co., where he was responsible for corporate clients in the gaming, lodging and leisure industries and financial sponsor banking relationships. Mr. Ruisanchez joined Bear Stearns’ investment banking department in 1997 as an associate. Prior to joining Bear Stearns, Mr. Ruisanchez was a financial analyst for Aetna Health Plans. He holds a Master’s Degree in Business Administration with a concentration in finance and international business from the Haas School of Business at the University of California, Berkeley, as well as a bachelor’s degree in finance from the University of Connecticut School of Business.
Mr. Sanfilippo commented, “Carlos brings relevant gaming industry and capital markets knowledge and experience to the role of Chief Financial Officer. This appointment is consistent with our initiative to align our senior management and operating teams and their collective skills, relationships and backgrounds with the Company’s focus on operational excellence and thoughtful growth. During his tenure at Pinnacle, he has led our development efforts, including River City, our Baton Rouge casino and hotel currently under construction and the recent acquisition of River Downs Racetrack, while working closely with Pinnacle’s finance department. At the same time, he developed a suite of new casino analytics with the operations team to support our goal of driving improved returns from our property portfolio. Carlos has a terrific mix of leadership and business capabilities that will serve our organization and shareholders well as we continue to move Pinnacle Entertainment forward.”
About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates a total of seven casinos, located in Louisiana, Missouri, Indiana and Nevada, and a racetrack in Ohio. The Company is also developing a casino in Baton Rouge, Louisiana that is scheduled to open in the first quarter of 2012.
Pinnacle Entertainment, Inc. is publicly traded on the New York Stock Exchange under the ticker symbol PNK. To learn more about Pinnacle Entertainment, please visit www.pnkinc.com.

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

CONTACT:
Investor Relations	Public Relations
Lewis Fanger	Kerry Andersen
Vice President, Finance & Investor Relations	Director, Community & Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@ldlmail.com

Richard Land, Jim Leahy
Jaffoni & Collins Incorporated
212/835-8500 or pnk@jcir.com